Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (File Nos. 333-137152 and No. 333-152145) on Form S-8 of our report dated June 26, 2019, appearing in this Annual Report on Form 11-K of the DXP Enterprises, Inc. 401(k) Retirement Plan for the year ended December 31, 2018.

/s/ EEPB

Houston, Texas
June 26, 2019